UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 21, 2015

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Technology Drive
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Atmel Corporation (the “Company”) held on May 21, 2015 (the “Annual Meeting”), proxies representing 386,100,627 shares of common stock, or approximately 92.50% of the total outstanding shares on the record date for the Annual Meeting, were present. The table below presents the voting results of the election of the Company’s Board of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Steven Laub	335,400,558	2,785,245	1,098,643	46,816,181
Tsung-Ching Wu	335,919,402	2,252,622	1,112,422	46,816,181
David Sugishita	333,682,747	4,495,775	1,105,924	46,816,181
Papken Der Torossian	334,465,884	3,667,364	1,151,198	46,816,181
Jack L. Saltich	334,063,035	4,053,018	1,168,393	46,816,181
Charles Carinalli	334,528,037	3,607,812	1,148,597	46,816,181
Dr. Edward Ross	335,575,646	2,576,912	1,131,888	46,816,181
The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2015. The proposal received 382,988,231 votes for, 1,681,057 votes against, 1,431,339 abstentions, and no broker non-votes.
The stockholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers. The proposal received 321,312,970 votes for, 14,571,452 votes against, 3,400,024 abstentions, and 46,816,181 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION

May 28, 2015	By:	/s/ Steve Skaggs
Steve Skaggs
Senior Vice President and Chief Financial Officer